PURCHASE & SALE AGREEMENT

THIS AGREEMENT made this 10th day of November 2005 amends and supersedes any and all prior written and oral agreement between the parties hereto regarding the subject matter contained here within.

Between:          Carlant Holdings Limited (BVI)
                  ("Carlant")
And:              Graphite Lake Resources Ltd.
                  ("GLRL")
And:              Graphite Technology Group, Inc.
                  ("GTG")

                  (the "Parties")

WHEREAS the Parties did previously agree to perform certain things required to be performed, which included GTG purchasing certain priority security lien interests secured by 100% of the assets of International Graphite Inc. ("IGI") a Canadian private company, from secured creditors of IGI, and which specifically included the obligation of GTG to purchase priority security lien interests of creditors of IGI over mining equipment, mineral claims and mineral leases, AND, conditional upon GTG accomplishing the aforementioned, for Carlant, to form and solely own GLRL, AND for Carlant to acquire 100% of the issued and outstanding capital stock of IGI, AND for Carlant to transfer all of the assets of IGI to GLRL.

AND WHEREAS those things required to be performed by the Parties has been performed or will be performed on or before March 15, 2006.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                    ARTICLE I
                        DEFINED TERMS AND INTERPRETATION

1.1 DEFINITIONS. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

      A. "GLRL" means Graphite Lake Resources Ltd., an Ontario company formed to own and operate the mineral claims and leases constituting +/-3000 acres near Huntsville, Ontario, Canada, partly comprising the former producing "Kearney Graphite Mine".

      B. "GTG" means Graphite Technology Group, Inc., a Delaware corporation.

      C. "CARLANT" means Carlant Holdings Limited, a British Virgin Islands corporation.

      D. "IGI" means International Graphite Inc.

      E. "CLOSING" means March 15, 2006 or any other date when mutually agreed by the parties.

      F. "CONSENTS" means consents, approvals, authorizations, and any form of agreement necessary to give valid affect to this agreement of the Parties.

      G. "CONSIDERATION" means payment and form of payment of the Purchase Price paid by GTG for purchase of 100% of the issued and outstanding capital stock of GLRL.

      H. "CONTRACTUAL OR OTHER RIGHT OR OBLIGATION" means any form of agreement, contract, instrument, license, permit, registration, judgement, order, decree, indenture, lease, engagement, or commitment.

      I. "EFFECTIVE DATE" means the date first written above.

      J. "ENCUMBRANCE" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, demand, action, restriction, order, judgement, decree, encumbrance or right or privilege affecting or capable of affecting title or rights of GLRL to carry on mining activities or otherwise make use of the Property in compliance with law and in compliance with applicable regulation affecting ownership and use of the Property.

      K. "ISSUER" means Graphite Technology Group, Inc.

      L. "ISSUER SECURITIES" means equity shares, notes, debentures, other securities issued to Parties as Consideration of the Purchase Price; and, when issued, form part of the capital of the Issuer.

      M. "PARTIES" means the parties to this Agreement; Graphite Lake Resources Ltd., Graphite Technology Group, Inc., Carlant Holdings Limited; and "PARTY" means any of them.

      N. "PERMITTED ENCUMBRANCES" means defects or irregularities in title which are of a minor nature and do not, in the aggregate, adversely affect the interest of the Parties.

      O. "PROPERTY" shall have the meaning ascribed to right, title and interest in and to land, rights and permitted uses pursuant to mineral leases and mineral claims partly comprising the former known Kearney Graphite Mine.

      P. "PURCHASE PRICE" means payment of $2,250,000 US DOLLARS, paid by GTG to Carlant, or such party or parties as Carlant may direct. Payment of the Purchase Price amount is to be paid by cancellation of the priority security lien interest held by GTG in the amount of $1,250,000, payment of approximately CDN $600,000 to a party not a party to this Agreement, and the balance remaining paid in common shares issued by GTG issued at the then prevailing market price for those shares, or in the instance of no discernible market price, at the price determined by a business valuator acceptable to the Parties. In the instance that GTG chooses not to rely on the valuation of a business valuator for the pricing of the common shares, GTG shall have the right to make such equivalent payment in cash.

      Q. "TAXES" means any municipal taxes or real estate taxes or other taxes, assessments, levies, imposts or charges payable to or exigible by any governmental agency, authority or instrumentality upon the Property.

      R. "THIS AGREEMENT", "HEREIN", "HERETO", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Agreement, also this "Purchase & Sale Agreement", and not to any particular clause, sub-clause, section, subsection or paragraph, or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this Agreement and any schedules hereto or thereto;

1.2 GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number shall include the plural and vice versa.

1.3 HEADINGS, ETC. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only, and shall not affect or be utilized in the construction or interpretation hereof.

1.4 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of Ontario and the federal laws of Canada applicable therein. The Parties irrevocably submit to the jurisdiction of the courts of the Province of Ontario.

                                   ARTICLE II
                      PROPERTY SUBJECT TO PURCHASE AND SALE

2.1 PROPERTY: all right, title, and interest, in and to mineral leases and mineral claims as more particularly described in Schedule "A" attached hereto, owned by GLRL, and by reference here made part of this Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF CARLANT AND GLRL

3.1 REPRESENTATIONS AND WARRANTIES OF CARLANT AND GLRL. Carlant and GLRL represent and warrant to GTG as follows and acknowledge GTG is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3.1.1 SUBSISTENCE. Carlant and GLRL, acting together, have the necessary power and authority to enter into this Agreement and to convey 100% of the capital stock of GLRL.

3.1.2 CONSENTS. Consents or filings required to be obtained or made by Carlant and GLRL in order to complete the transactions contemplated by this Agreement, can and will be made, and Carlant and GLRL is not aware of any consents required to be obtained other than consents as is disclosed in writing to GTG, or listed herein, or by their nature, inferred or implied to have been obtained, or will be obtained by Carlant and GLRL.

3.1.3 TRANSFER OF ASSETS. GLRL and Carlant have entered into binding agreements with International Graphite Inc., the sufficiency of which is adequate for GLRL to acquire all of the assets of International Graphite Inc.

3.1.4 LITIGATION. There is no action, suit, or proceeding, at law or in equity; no claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding pending, or, to the best of the knowledge of Carlant and GLRL, threatened against or affecting Carlant and GLRL's ability to perform the obligations of this Agreement other than actions as have been made known to GTG in writing, the remedy for which can be obtained by Carlant and GLRL or is otherwise satisfied by this agreement.

3.1.5 RESTRICTIVE DOCUMENTS. Carlant and GLRL are not subject to, or party to, any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing the consummation of the transactions contemplated by this Agreement.

3.1.6 COMPLIANCE WITH LAWS. Carlant and GLRL, with respect to all matters contained here within, are acting in compliance with all applicable laws, rules and regulations of each jurisdiction in which Carlant and GLRL are bound; and with all applicable orders, judgements and decrees by which Carlant and GLRL are bound and not in breach of any such laws, rules, regulations, orders, judgements and decrees.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF GTG

4.1 REPRESENTATIONS AND WARRANTIES OF GTG. GTG represents and warrants to Carlant and GLRL as follows and acknowledges Carlant and GLRL are relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

4.1.1 DUE INCORPORATION AND SUBSISTENCE OF GTG. GTG is duly incorporated, organized and validly subsisting and in good standing under the laws of the State of Delaware, the United States.

4.1.2 CONSENTS. There are no Consents or filings required to be obtained or made by GTG in order to complete the transactions contemplated by this Agreement.

4.1.3 RESTRICTIVE DOCUMENTS. GTG is not subject to or party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing consummation of the transaction contemplated by this Agreement or compliance by GTG with the terms, conditions and provisions hereof.

4.1.4 FILINGS. GTG is up-to-date in all filings with all requisite regulatory agencies and is in good standing with respect to all requisite filings.

4.1.5 LITIGATION. There is no action, suit, proceeding, at law or in equity, claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding by or before, or to the best knowledge of GTG, threatened against or affecting GTG to perform its obligations in respect of this Agreement.

4.1.6 COMPLIANCE WITH LAWS. GTG, with respect to all matters contained here within, is acting in compliance with all applicable laws, rules and regulations of each jurisdiction in which GTG is bound; and with all applicable orders, judgements and decrees by which GTG is bound and not in breach of any such laws, rules, regulations, orders, judgements and decrees.

                                    ARTICLE V
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1 SURVIVAL. All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement, other than those which are expressly waived in writing as part of the Closing shall survive the execution and delivery of this Agreement.

                                   ARTICLE VI
                                     CLOSING

6.1 CLOSING. Closing will occur on or before March 15, 2006 at the time mutually agreed and place decided by the Parties.

6.2 DELIVERABLES BY Carlant. At the time of Closing, Carlant will deliver 100% of the issued and outstanding capital stock of GLRL in good and marketable form for transfer to GTG.

6.3 DELIVERABLES BY GTG. At the time of Closing, GTG will deliver to Carlant the amount of cash in good funds, promissory notes, the cancelled priority lien security interest of GTG over the assets of International Graphite Inc., and the number of fully paid non-assessable common shares in the capital of GTG as determined by then existing prices.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 FURTHER ASSURANCES. To the extent reasonable and practicable or permitted by law, each of the Parties upon the request of the other, shall execute, acknowledge and deliver or cause to be done, all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

7.2 SUCCESSORS IN INTEREST. This Agreement and the provisions hereof shall be for the benefit of and be binding upon the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns, as the case may be.

7.3 NOTICES. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail, or if transmitted by any form of telecommunication to either party to this Agreement as listed below:

                  Graphite Technology Group, Inc.
                  106 Lakeside Avenue, PO Box 210
                  Delano, PA 18220

                  Carlant Holdings Limited
                  Graphite Lake Resources, Ltd.
                  Pete Snyder
                  39 Haida Place
                  Woodstock, ON, Canada N4T 1R8

7.4 ASSIGNMENT. This Agreement may not be assigned by either party to this Agreement without prior written consent of each other party.

7.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts or duplicates, each of which when so executed and delivered, shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

7.6 ENTIRE AGREEMENT. This Agreement, the Schedules attached hereto forming part, together with any other agreements or documents to be delivered pursuant to this Agreement, sets forth the entire agreement among the Parties pertaining to the specific subject matter hereof and does replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements, whether oral or written, expressed or implied, statutory or otherwise, between the Parties in connection with the subject matter hereof except as specifically set forth herein.

7.7 AMENDMENTS. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

7.8 WAIVER. No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute consent, or waiver of any subsequent or other breach of the provisions of this Agreement.

7.9 SEVERABILITY. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof and every other part thereof. In the event that any provision, or part thereof contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent: (a) the validity, legality or enforceability of such provision, or such part thereof in any other jurisdiction and of the remaining provisions contained in this Agreement,(or the remaining parts of such provision, as the case may be, shall not in any way be affected or impaired thereby; (b) the application of such provision or such part thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby; (c) such provision or such part thereof shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances;

7.10  SCHEDULES. Schedules attached herewith form part of this Agreement.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

8.1 CONDITIONS PRECEDENT. The Parties have or will have performed all things required to be performed by each and all of the Parties set out hereunder, or referred to during the period prior to Closing.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

GRAPHITE TECHNOLOGY GROUP, INC.

By:      /S/ Harold King
         --------------------
         Authorized Signatory


                           GRAPHITE LAKE RESOURCES LTD.

                           By:      /S/ Pete Snyder
                                    --------------------
                                    Authorized Signatory


                           CARLANT HOLDINGS LIMITED

                           By:      /S/ Pete Snyder
                                    --------------------
                                    Authorized Signatory

                                   SCHEDULE A

                DESCRIPTION OF PROPERTY: MINERAL CLAIMS & LEASES:

Registered: Southern Ontario - Division 90

Claim No.:
----------
SO 1156393
SO 1191252
SO 1191253
SO 1191254
SO 1191255
SO 1191256
SO 1191257
SO 1191258
SO 1191259

SO 884617
SO 884618
SO 884624
SO 884677
SO 884678
SO 884679
SO 894893
SO 894894
SO 943282
SO 943283
SO 943284
SO 943285
SO 943286

Lease Claims:

Lease: 105009: Claims: 808727, 808728, 808731, 831526, 831527, 808729, 808730
Lease: 106691: Claims: 884619, 884622, 884623, 884675, 884676, 831520, 831525,
1017211, 1017212
Lease: 106692: Claims: 884615, 884616, 884620, 884621, 831519, 1017210
Lease: 106812: Claims: 819214
Lease: 106813: Claims: 819215
Lease: 106814: Claims: 898531
Lease: 106815: Claims: 898532